Exhibit 5
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                            ThermoSpectra Corporation
                                 81 Wyman Street
                             Waltham, MA  02254-9046



                                      April 2, 1997

   ThermoSpectra Corporation
   81 Wyman Street
   Waltham, MA  02254-9046

   Re:  Registration Statement on Form S-8 Relating to 234,000 Shares
        of the Common Stock, $.01 par value, of ThermoSpectra Corporation
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   Ladies and Gentlemen:

        I am General Counsel to ThermoSpectra Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 234,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") subject to the following employee benefit plans (each, a "Plan"): ThermoSpectra Corporation Employees' Stock Purchase Plan and ThermoSpectra/Park Scientific Instruments Corporation 1988 Incentive Stock Option Plan.

        I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

        Based upon and subject to the foregoing, I am of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

        2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

        3. The Shares, when issued and sold in accordance with the provisions of the applicable Plan, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,

                                      /s/ Seth H. Hoogasian

                                      Seth H. Hoogasian
                                      General Counsel